Exhibit 10.1

AMENDMENT NO. 1
TO
QUANTA SERVICES, INC.
1999 EMPLOYEE STOCK PURCHASE PLAN

     This Amendment No. 1 to the Quanta Services, Inc. 1999 Employee Stock Purchase Plan (the “Plan”) is adopted by Quanta Services, Inc., a Delaware corporation (the “Company”), effective as of May 20, 2004.

WITNESSETH

     WHEREAS, the Company adopted the Quanta Services, Inc. 1999 Employee Stock Purchase Plan for the benefit of its eligible employees and the employees of its participating affiliated companies, effective as of June 1, 1999; and

     WHEREAS, pursuant to Section 22 of the Plan and in connection with the recent adoption of Rule 303A.08 by the New York Stock Exchange, the Board of Directors of the Company (the “Board”) desires to amend the Plan to limit the term thereof to ten (10) years from its original effective date;

     NOW THEREFORE, the Board hereby amends Section 1.3 of the Plan by restatement in its entirety to read as follows:

     1.3 Term of Plan. The Plan shall continue in effect until the earlier of its termination by the Board or May 31, 2009.

     This Amendment No. 1 to the Plan is adopted by the Company effective as of the day and year first above written.

QUANTA SERVICES, INC.
By:	/s/ Dana A. Gordon
	Name:	Dana A. Gordon
	Title:	Vice President & General Counsel